EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

The undersigned, Jiang Huai Lin and Zhaoyang Chen, the Chief Executive Officer and Chief Financial Officer, respectively, of China Information Security Technology, Inc. (the "Company"), do hereby certify that:

1.

The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008 (the "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.

Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, each of the undersigned has executed this statement this 12th day of November, 2008.

/s/ Jiang Huai Lin
Jiang Huai Lin
Chief Executive Officer
(Principal Executive Officer)

/s/ Zhaoyang Chen
Zhaoyang Chen
Chief Financial Officer
(Principal Financial Officer and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to China Information Security Technology, Inc. and will be retained by China Information Security Technology, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.